Filed Pursuant to Rule 424(b)(3)

Registration No. 333-287673

PROSPECTUS

2,272,728 Shares

Class A common stock

This prospectus relates to the resale from time to time of up to 2,272,728 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Motorsport Games Inc. by the Selling Stockholders identified in this prospectus, including their pledgees, assignees, donees, transferees or their respective successors-in-interest (collectively, the “Selling Stockholders”), that were issued in a private placement transaction that closed on April 11, 2025 (the “Private Placement”) and consist of (i) 1,894,892 shares of Class A common stock (the “Shares”) issued upon the closing of the Private Placement and (ii) up to 377,836 shares of Class A common stock (the “Warrant Shares”) issuable upon the exercise of a pre-funded warrant (the “Warrant”).

We are not offering any shares of Class A common stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of our Class A common stock covered hereby. See “Use of Proceeds” beginning on page 11 of this prospectus.

We are filing the registration statement on Form S-3 of which this prospectus forms a part to fulfill certain contractual obligations to the Selling Stockholders relating to the resale by the Selling Stockholders of the shares of Class A common stock offered hereby. See “Selling Stockholders” beginning on page 14 of this prospectus for more information about the Selling Stockholders. The registration of the shares of Class A common stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of our Class A common stock.

The Selling Stockholders identified in this prospectus, or its or their pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 15 of this prospectus for more information about how the Selling Stockholders may sell their respective shares of Class A common stock. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Private Placement, we agreed, pursuant to a securities purchase agreement, dated April 11, 2025, that we have entered into with the Selling Stockholders, to bear all of the expenses in connection with the registration of their Warrant Shares pursuant to this prospectus. The Selling Stockholders will pay or assume all commissions, discounts, fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of the shares of Class A common stock.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.” On June 10, 2025, the closing price of our Class A common stock on the Nasdaq Capital Market was $2.875 per share.

Investing in our Class A common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, as described beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is June 10, 2025

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholders are offering the shares of Class A common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the shares of Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of Class A common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the Selling Stockholders may offer from time-to-time securities described herein in one or more offerings. If required, each time a Selling Stockholder offers shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Motorsport Games,” “the Company,” “we,” “us,” “our” and similar references refer to Motorsport Games Inc., an entity incorporated under the laws of the State of Delaware.

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INDUSTRY AND MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus and the documents incorporated by reference into this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference herein. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate as of any date other than as of the date of this prospectus or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares of our Class A common stock, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information included under the heading titled “Risk Factors.”

Our Company

Motorsport Games is a racing game developer, publisher and esports ecosystem provider of official motorsport racing series, including the iconic 24 Hours of Le Mans endurance race (“Le Mans”) and the associated FIA World Endurance Championship (the “WEC”). Our portfolio also includes the KartKraft karting simulation game, as well as Studio 397 B.V. (“Studio397”) and their rFactor 2 realistic racing simulator technology and platform. rFactor 2 also powers F1® Arcade through a partnership with Kindred Concepts. Our purpose is to make the thrill of motorsports accessible to everyone by creating the highest quality, most sophisticated and innovative experiences for racers, gamers and fans of all ages. Our products and services target a large global motorsport audience.

We develop and publish racing video games including for personal computers (“PCs”) through various digital channels, including full-game and downloadable content (“DLC”). We have obtained the official licenses to develop multi-platform games for the 24 Hours of Le Mans race and the WEC. We are also striving to become a leader in organizing and facilitating esports tournaments, competitions, and events for our licensed racing games.

On October 3, 2023, we sold our NASCAR licensed rights under that certain Second Amended and Restated Distribution and License Agreement with NASCAR Team Properties (“NTP”) (the “NASCAR License”) to iRacing.com Motorsport Simulations, LLC. Prior to the sale of our NASCAR License, we had been the official video game developer and publisher for the NASCAR video game racing franchise and had the exclusive right to create and organize esports leagues and events for NASCAR using our NASCAR racing video games, in each case, subject to certain limited exceptions. Concurrently with the sale of our NASCAR License, we entered into an agreement with NTP pursuant to which we had a limited non-exclusive right and license to, among other things, sell our NASCAR games and DLCs that were in our product portfolio through December 31, 2024 (the “NASCAR New Limited License”). For the three months ended March 31, 2025 and 2024, 0% and 49% of our total revenue, respectively, was generated from sales of our NASCAR racing video games.

On February 20, 2024, we released Le Mans Ultimate on PC in early access. Le Mans Ultimate is the official game of the WEC and 24 Hours of Le Mans, and is the first officially licensed and dedicated 24 Hours of Le Mans video game release in over twenty years.

Due to the uncertainty surrounding our ability to raise funding, and in light of our liquidity position and anticipated future funding requirements, we continue to explore other strategic alternatives and potential options for our business, including, but not limited to, the sale or licensing of certain of our assets in addition to the sales of our NASCAR License and Traxion, which was our motorsport and racing games community content platform. If any such additional strategic alternative is executed, it is expected it would help to improve our working capital position and reduce overhead expenditures, thereby lowering our expected future cash-burn, and provide some short-term liquidity relief. Nonetheless, even if we are successful in implementing one or more additional strategic alternatives, we will continue to require additional funding and/or further cost reduction measures in order to continue operations, which includes further restructuring of our business and operations. There are no assurances that we will be successful in implementing any additional strategic plans for the sale or licensing of our assets, or any other strategic alternative, which may be subject to the satisfaction of conditions beyond our control.

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Recent Developments

Private Placement Offering

On April 11, 2025, we entered into securities purchase agreements (collectively, the “Purchase Agreement”) with several institutional and accredited investors for the issuance and sale in a private placement (the “Private Placement”) of the following securities for gross proceeds of approximately $2.5 million: (i) 1,894,892 shares (the “Shares”) of our Class A common stock, par value $0.0001 (the “Class A common stock”) and (ii) a pre-funded warrant (the “Warrant”) to purchase up to 377,836 shares of Class A common stock (the “Warrant Shares”) at an exercise price of $0.0001 per share. The purchase price for one share of Class A common stock was $1.10 and the purchase price for one pre-funded warrant was $1.0999 per share. We received net proceeds of approximately $2.35 million from the Private Placement, after deducting estimated offering expenses payable by us.

The Warrant is exercisable commencing May 29, 2025 (which is twenty-one days after we mail a Definitive Information Statement on Schedule 14C with respect to stockholder approval of such exercise) and will not expire until exercised in full. The exercise price and number of Warrant Shares issuable upon exercise of the Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A common stock and the exercise price. The Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise.”

Pursuant to the Purchase Agreement, we agreed to prepare and file a registration statement with the SEC registering the resale of the Shares and the Warrant Shares no later than 45 days after the date of the Purchase Agreement, to use commercially reasonable efforts to have the registration statement declared effective as promptly as practicable thereafter, and to keep such registration statement effective at all times for a five-year period after the closing date.

Pursuant to the terms of the Purchase Agreement, we are prohibited from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Class A common stock or securities convertible or exercisable into Class A common stock for a period commencing on the date of the Purchase Agreement, and expiring four and one-half (4½) months thereafter in connection with a financing transaction without the prior written consent of purchasers that purchased at least 50.1% in interest in the securities issued upon closing of the Private Placement based on the initial subscription amounts under the Purchase Agreement. The Purchase Agreement further provides that the purchasers have the right to participate in certain subsequent financings in an amount equal to 100% of the amount of the subsequent financing (or 80% in the case of a public offering or an offering of securities registered under a shelf registration statement on Form S-3) on the same terms, conditions and price provided for in the subsequent financing (the “Right of First Refusal”). We agreed to seek, and obtained, stockholder approval for the granting of the Right of First Refusal, which stockholder approval was obtained prior to the closing date. The Right of First Refusal will be effective commencing on May 29, 2025 (from the date of that is twenty-one days after we mail a Definitive Information Statement on Schedule 14C with respect to such stockholder approval) until the first anniversary of the closing date.

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We mailed a Definitive Information Statement on Schedule 14C relating to the exercise of the Warrant and the Right of First Refusal on May 8, 2025.

The Purchase Agreement provided that our board of directors (the “Board”) will appoint an individual designated by the purchasers that purchased at least 50.1% in interest in the securities issued upon closing of the Private Placement based on the initial subscription amounts under the Purchase Agreement to serve as a Class II director on the board for a term expiring at our 2026 annual meeting of stockholders. In accordance with the foregoing, Mr. Guoquan (Paul) Huang was appointed to the Board effective as of April 16, 2025. The Purchase Agreement further provides that the purchasers holding a 50.1% interest in the securities issued upon closing of the Private Placement shall have the right to appoint an individual to our management team, subject to Board approval.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	requiring only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Securities Act filings;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002 (“SOX”).

We may take advantage of these exemptions for up to five (5) years or such earlier time that we are no longer an “emerging growth company.” We will continue to remain an “emerging growth company” until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

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We are also a “smaller reporting company” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million and annual revenues of $100 million or more during the most recently completed fiscal year.

We may choose to take advantage of some, but not all, of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

Summary of the Material and Other Risks Associated with Our Business

Our business is subject to numerous material and other risks and uncertainties that you should be aware of in evaluating our business. In particular, you should carefully consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference in this prospectus:

●	We have incurred significant losses since our inception, and we expect to continue to incur losses for the foreseeable future. Accordingly, our financial condition raises substantial doubt regarding our ability to continue as a going concern.

●	We will require additional capital to meet our financial obligations, and this capital might not be available on acceptable terms or at all.

●	Limits on our borrowing capacity under the $12 million Line of Credit may affect our ability to finance our operations.

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●	If we do not consistently deliver popular products or if consumers prefer competing products, our business will be negatively impacted.

●	Our business and products are highly concentrated in the racing game genre, and our operating results may suffer if consumer preferences shift away from this genre.

●	If we do not provide high-quality products in a timely manner, our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations may be negatively impacted.

●	We may not be successful in identifying and implementing one or more strategic alternatives for our business, and any strategic alternative that we may consummate could have material adverse consequences for us.

●	Declines in consumer spending and other adverse changes in economic, market and geopolitical conditions could have a material adverse effect on our business, financial condition and operating results.

●	We depend on a relatively small number of franchises for a significant portion of our revenues and profits.

●	Our ability to acquire and maintain licenses to intellectual property, especially for racing series, affects our revenue and profitability. Competition for these licenses may make them more expensive and increase our costs.

●	We plan to continue to generate a portion of our revenues from advertising and sponsorship during our esports events. If we fail to attract more advertisers and sponsors to our gaming platform, tournaments or competitions, our revenues will be adversely affected.

●	We may not successfully manage the transitions associated with certain of our executive officers, which could have an adverse impact on us.

●	We are reliant on the retention of certain key personnel and the hiring of strategically valuable personnel, and we may lose or be unable to hire one or more of such personnel.

●	The success of our business relies on our marketing and branding efforts, and these efforts may not be accepted by consumers to the extent we planned.

●	Failure to adequately protect our intellectual property, technology and confidential information could harm our business and operating results.

●	Driven Lifestyle controls a significant portion of our Class A common stock and all of our Class B common stock and therefore has the ability to exert significant control over the direction of our business, which could prevent other stockholders from influencing significant decisions regarding our business plans and other matters.

●	If we are no longer controlled by or affiliated with Driven Lifestyle, we may be unable to continue to benefit from that relationship, which may adversely affect our operations and have a material adverse effect on us and our business, results of operations and financial condition.

●	Our limited operating history makes it difficult to evaluate our current business and future prospects, and we may not be able to effectively grow our business or implement our business strategies.

●	We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to us will make our Class A common stock less attractive to investors.

●	Our Class A common stock may be delisted from Nasdaq, which could affect the market price and liquidity of our Class A common stock.

●	The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

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THE OFFERING

Shares of Class A common stock offered by the Selling Stockholders	2,272,728 shares of our Class A common stock, which consists of: (i) 1,894,892 Shares issued upon the closing of the Private Placement and (ii) up to 377,836 Warrant Shares issuable upon the exercise of the Warrant.

Class A common stock to be outstanding after this offering(1)	5,456,286 shares of Class A common stock, assuming the exercise in full of the Warrant.

Registration of the Warrant Shares	Pursuant to the terms of the Purchase Agreement, we agreed to file the registration statement, of which this prospectus forms a part, with respect to the registration of the resale of the Shares and the Warrant Shares before the 45th calendar day following the date of the Purchase Agreement, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable and keep such registration statement effective at all times for five (5) years or until all of the Shares and Warrant Shares are sold by the Selling Stockholders, whichever is later. The registration statement on Form S-3, of which this prospectus forms a part, is being filed to satisfy the requirement to register for resale the Warrant Shares.

Use of Proceeds	The Selling Stockholders will receive all of the proceeds of the sale of shares of Class A common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Class A common stock that may be sold from time to time pursuant to this prospectus. See “Use of Proceeds.” We intend to use the proceeds from any cash exercise of the Warrant for working capital purposes.

Plan of Distribution	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Class A common stock offered hereby from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the shares of Class A common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus and in the documents incorporated by reference in this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Nasdaq Capital Market trading symbol	Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.”

(1)	The number of shares of our Class A common stock that will be outstanding immediately after this offering as shown above is based on 5,078,450 shares outstanding as of May 28, 2025, includes 377,836 Warrant Shares issuable upon the exercise of the Warrant, and unless otherwise indicated excludes:

●	96,828 shares of our Class A common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $61.76 per share;

●	3,172 additional shares of our Class A common stock reserved for future issuance under our equity incentive plans;

●	33,574 shares of our Class A common stock to be issued upon exercise of outstanding warrants having a weighted average exercise price ranging from $21.74 to $29.38 per share; and

●	949,310 shares of Class A common stock to be issued upon exercise of outstanding warrants having a weighted average exercise price ranging from $2.17 to $2.7125 per share, which warrants were issued in connection with a securities purchase agreement entered into on July 26, 2024. These warrants will become exercisable on the effective date of the stockholder approval for the issuance of the shares of Class A common stock issuable upon exercise thereof. As of May 28, 2025, such issuances have not been approved by stockholders.

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RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus before you decide to purchase our shares of Class A common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, or any prospectus, including the risks we face described below, which risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of the shares of our Class A common stock offered by this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks. As a result, you could lose all or part of your investment.

Risks Related to this Offering

Resales of our Class A common stock in the public market by our stockholders as a result of this offering may cause the market price of our Class A common stock to fall.

We are registering Class A common stock issued upon the closing of the Private Placement and issuable upon the exercise of the Warrant. Sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A common stock. The issuance of new shares of Class A common stock could result in resales of our Class A common stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Class A common stock or other equity or debt securities exercisable or convertible into Class A common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Class A common stock.

We may from time-to-time issue additional shares of Class A common stock or preferred stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Class A common stock or preferred stock. Any future issuances of Class A common stock or securities convertible into Class A common stock, would further dilute the percentage ownership of us held by holders of Class A common stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Class A common stock.

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Because we will not declare cash dividends on our Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never declared or paid cash dividends on our Class A common stock. We currently anticipate that we will retain all available funds and future earnings, if any, to fund the development and growth of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Class A common stock, if any, will provide a return to investors in this offering.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of Directors, may further dilute the equity ownership of our stockholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Class A common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Class A common stock that may be sold from time to time pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares of Class A common stock registered hereby, which may be resold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, such as SEC fees and legal and accounting expenses, which we will bear, the Selling Stockholders will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of the shares of Class A common stock.

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DIVIDEND POLICY

We have not declared or paid dividends to holders of our Class A common stock since inception and do not plan to pay cash dividends in the foreseeable future to the holders of our Class A common stock. We currently intend to retain earnings, if any, to finance our growth.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of our Class A common stock covered by this prospectus may actually be sold by the Selling Stockholders will be determined by the prevailing public market price for shares of our Class A common stock or by negotiations between the Selling Stockholders and the buyer or buyers of our Class A common stock in private transactions or as otherwise described in the section of this prospectus entitled “Plan of Distribution.”

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DESCRIPTION OF THE PRIVATE PLACEMENT

On April 11, 2025, we entered into the Purchase Agreements with several institutional and accredited investors for the issuance and sale in the Private Placement of the following securities for gross proceeds of approximately $2.5 million: (i) 1,894,892 Shares and (ii) the Warrant to purchase up to 377,836 Warrant Shares at an exercise price of $0.0001 per share. The purchase price for one share of Class A common stock was $1.10 and the purchase price for one Warrant was $1.0999 per share. We received net proceeds of approximately $2.35 million from the Private Placement, after deducting estimated offering expenses payable by us.

The Warrant is exercisable commencing on May 29, 2025 (twenty-one days after we mail a Definitive Information Statement on Schedule 14C with respect to stockholder approval of such exercise) and will not expire until exercised in full. The exercise price and number of Warrant Shares issuable upon exercise of the Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A common stock and the exercise price. The Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise.”

Pursuant to the Purchase Agreement, we agreed to prepare and file a registration statement with the SEC registering the resale of the Shares and the Warrant Shares no later than 45 days after the date of the Purchase Agreement, to use commercially reasonable efforts to have the registration statement declared effective as promptly as practicable thereafter, and to keep such registration statement effective at all times for a five-year period after the closing date.

Pursuant to the terms of the Purchase Agreement, we are prohibited from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Class A common stock or securities convertible or exercisable into Class A common stock for a period commencing on the date of the Purchase Agreement, and expiring four and one-half (4½) months thereafter in connection with a financing transaction without the prior written consent of purchasers that purchased at least 50.1% in interest in the securities issued upon closing of the Private Placement based on the initial subscription amounts under the Purchase Agreement. The Purchase Agreement further provides that the purchasers have the right to participate in certain subsequent financings in an amount equal to 100% of the amount of the subsequent financing (or 80% in the case of a public offering or an offering of securities registered under a shelf registration statement on Form S-3) on the same terms, conditions and price provided for in the subsequent financing. We agreed to seek, and obtained, stockholder approval for the granting of the Right of First Refusal, which stockholder approval was obtained prior to the closing date. The Right of First Refusal will be effective from May 29, 2025 (which is the date of that is twenty-one days after we mail a Definitive Information Statement on Schedule 14C with respect to such stockholder approval) until the first anniversary of the closing date.

We mailed a Definitive Information Statement on Schedule 14C relating to the exercise of the Warrant and the Right of First Refusal on May 8, 2025.

The Purchase Agreement provided that the Board will appoint an individual designated by the purchasers that purchased at least 50.1% in interest in the securities issued upon closing of the Private Placement based on the initial subscription amounts under the Purchase Agreement to serve as a Class II director on the board for a term expiring at our 2026 annual meeting of stockholders. In accordance with the foregoing, Mr. Guoquan (Paul) Huang was appointed to the Board effective as of April 16, 2025. The Purchase Agreement further provides that the purchasers holding a 50.1% interest in the securities issued upon closing of the Private Placement shall have the right to appoint an individual to our management team, subject to Board approval.

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SELLING STOCKHOLDERS

The shares of our Class A common stock being offered by the Selling Stockholders are those Shares issued to the Selling Stockholders in the Private Placement and those Warrant Shares issuable to the Selling Stockholders upon exercise of the Warrant. For additional information regarding the issuances of the Shares and the Warrant, see “Description of the Private Placement” elsewhere in this prospectus. We are registering the shares of our Class A common stock in order to permit the Selling Stockholders to offer the shares of Class A common stock for resale from time to time. Other than the ownership of the Shares and the Warrant, the Selling Stockholders have not had any material relationship with us within the past three years, except that Mr. Guoquan (Paul) Huang was appointed to the Board effective as of April 16, 2025 pursuant to the Purchase Agreement.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of our Class A common stock by each of the Selling Stockholders. The second column lists the number of shares of our Class A common stock beneficially owned by each of the Selling Stockholders, including its ownership of the Shares and the Warrant Shares, as of May 28, 2025, assuming exercise in full of the Warrant on that date, without regard to any limitations on exercises. As of May 28, 2025 (and prior to this offering), we had 5,078,450 shares of our Class A common stock outstanding. Assuming the exercise in full of the Warrant and the issuance of the Warrant Shares, we will have 5,456,286 shares of our Class A common stock outstanding as of May 28, 2025.

The third column lists the maximum number of shares of our Class A common stock being offered by this prospectus by the Selling Stockholders without regard to any limitations on the exercise of the Warrant. In accordance with the terms of the Warrant, this prospectus generally covers the resale of the maximum number of shares of our Class A common stock issuable upon exercise of the Warrant, determined as if the outstanding Warrant were exercised in full as of the trading day immediately preceding May 28, 2025, without regard to any limitations on the exercise of the Warrant. The fourth and fifth columns assume the sale of all of the Shares and Warrant Shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold in this Offering(2)	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares Beneficially Owned after Offering(3)
Sharp Arrow Global Tech Ventures L.P. (4)	1,463,637	(4)	1,463,637	-	-
Hailu Yu (5)	268,182		268,182	-	-
Yan TANG (6)	268,182		268,182	-	-
Guoquan Huang (7)	181,818		181,818	-	-
Fei Xu (8)	90,909		90,909	-	-

(1)	The number of shares set forth in this column does not reflect the application of any limitations on the exercise of the Warrant.

(2)	Consists of (i) 1,894,892 Shares and (ii) 377,836 Warrant Shares. The number of shares set forth in this column does not reflect the application of any limitations on the exercise of the Warrant.

(3)	Calculated based on 5,456,286 shares of our Class A common stock outstanding as of May 28, 2025, which assumes the exercise in full of the Warrant and the issuance of the Warrant Shares and the sale of all Shares and Warrant Shares.

(4)	The number of shares beneficially owned prior to this Offering consist of 1,085,801 Shares of Class A common stock and 377,836 Warrant Shares. Zhibin Weng, General Partner of Sharp Arrow Global Tech Ventures L.P. (“Sharp Arrow”), has sole voting and investment control of the shares beneficially owned by Sharp Arrow. The address of Sharp Arrow is 254 Peoples Way, Hockessin, DE 19707.

(5)	Consists of Shares of Class A common stock. The address of the Selling Stockholder is G/F-2/F, Yee Wah Mansion, 38-40A Yee Wo Street, Causeway Bay, Hong Kong.

(6)	Consists of Shares of Class A common stock. The address of the Selling Stockholder is 18 S Second St, San Jose, CA 95113.

(7)	Consists of Shares of Class A common stock. The address of Mr. Huang is 121 Cardinal Cir., Hockessin, DE 19707.

(8)	Consists of Shares of Class A common stock. The address of the Selling Stockholder is 1868 W 34th Avenue, Vancouver, B.C Canada V6M1G1.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

We agreed to keep this prospectus effective at all times for five (5) years or until all of the Shares and Warrant Shares are sold by the Selling Stockholders, whichever is later. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Blank Rome LLP, New York, New York will pass upon the validity of the shares of our Class A common stock being registered by the registration statement of which this prospectus is a part.

EXPERTS

The consolidated financial statements of Motorsport Games Inc. as of December 31, 2024 and for the fiscal year then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Motorsport Games Inc. as of December 31, 2023 and for the fiscal year then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have, been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Motorsport Games Inc. is contained at our website, www.motorsportgames.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus and before the termination of the offerings of the securities included in this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 20, 2025 (File No. 001-39868);

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025 (File No. 001-39868);

●	Our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 26, 2025, February 28, 2025, March 7, 2025, April 1, 2025, April 14, 2025, April 17, 2025, April 22, 2025, and April 28, 2025 (File No. 001-39868);

●	Our definitive proxy statement on Schedule 14A filed with the SEC on March 21, 2025 (File No. 001-39868);

●	Our definitive information statement on Schedule 14C filed with the SEC on May 8, 2025 (File No. 001-39868); and

●	The description of our Class A common stock set forth in (i) our registration statement on Form 8-A12B, filed with the SEC on January 7, 2021 (File No. 001-39868) and (ii) Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 20, 2025 (File No. 001-39868) entitled “Description of Motorsport Games Inc.’s Securities Registered under Section 12 of the Exchange Act.”

Any statement contained in this prospectus, the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequent prospectus or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) from our website (www.motorsportgames.com) or by writing or calling us at the following address and telephone number:

Motorsport Games Inc.
5972 NE 4th Avenue
Miami, Florida 33137
Attention: Corporate Secretary
(305) 507-8799

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2,272,728 Shares of Class A Common Stock

Motorsport Games Inc.

PROSPECTUS

June 10, 2025